CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" and "Financial Statements" in the Statement of Additional Information, included in Post-Effective Amendment
Number 56 to the Registration Statement (Form N-1A, No. 2-80859) of Touchstone Strategic Trust and to the use of our report dated May 11, 2004 on the March 31, 2004 financial statements of the Touchstone Strategic Trust, incorporated by reference therein.



                                               /s/ Ernst & Young LLP

Cincinnati, Ohio
September 9, 2004